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                                                                    Exhibit 99.1


                          COUNTRYBANC HOLDING COMPANY
                        SPECIAL MEETING OF STOCKHOLDERS

       Mark your vote for the proposal in one of the three boxes below.

Please sign exactly as your name or names appear on your stock certificate(s). Also enter the date. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other entity, the full title as such should be given.

Mail the completed card with signature in the enclosed reply envelope to:

        CountryBanc Holding Company
        Attention: David Phillips
        1601 S.E. 19th Street
        Edmond, OK 73013

If you have any questions regarding completion of this proxy card, contact David Phillips at CountryBanc Holding Company at (405) 341-2385.


                Please detach and Mail in the Envelope Provided

A [X]  Please mark your
     votes as in this
     example.


     The Board of Directors Recommends a Vote FOR the Following Proposal:

     Approval of the Agreement and Plan of Reorganization, dated as of October 22, 1999, as amended, by and among Gold Banc Corporation, Inc., Gold Banc Acquisition Corporation XII, Inc. and CountryBanc Holding Company (the "Agreement").

                      FOR         AGAINST         ABSTAIN
                      [_]           [_]             [_]

     Specify your choice by marking the appropriate box. If not otherwise specified, this proxy will be voted for the approval of the Agreement. The named proxies may vote in their discretion upon such other business as may properly come before the meeting, or any adjournments or postponements thereof, including without limitation upon any proposal to postpone or adjourn the Special Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED PREPAID ENVELOPE.

Should any joint tenants be deceased please attached certified copy of the death certificate or affidavit of death.


------------    ----------------    ------------------------   -----------------
 Signature        Printed Name        Title (If Applicable)       Signature(s)
                                                                if held jointly


                          Dated:              , 2000
                                --------------

Note: Please sign exactly as name appears on your stock certificate(s). Also enter the date. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or other entity, the full title as such should be given.


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                         PROXY/VOTING INSTRUCTION CARD

                          COUNTRYBANC HOLDING COMPANY

                                 Common Stock

                         Proxy for Special Meeting of
                   Stockholders to be held on March 2, 2000


     The undersigned hereby appoints Don C. McNeill and David Phillips and any one or more of them, with full power of substitution, as a proxy or proxies to vote all shares of common stock of the undersigned as specified on the reverse side at the special meeting of stockholders of CountryBanc Holding Company to be held on March 2, 2000, and any adjournment or postponements thereof.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                     USING THE ENCLOSED PREPAID ENVELOPE.

               (Continued and to be signed on the reverse side)